Exhibit 10.1

CHEMUNG FINANCIAL CORPORATION

2014 OMNIBUS PLAN

Chemung Financial Corporation, a New York corporation (“Chemung Financial” or the “Company”), sets forth the terms of its 2014 Omnibus Plan (the “Omnibus Plan”), as follows:

1.	PURPOSE

The Omnibus Plan, effective January 1, 2014 (the “Effective Date”), aggregates in one document all current compensation plans, programs and arrangements that provide Restricted Stock, Unrestricted Stock, and cash Awards to eligible employees and to members of the Boards of Directors of the Company and its Affiliates. The Omnibus Plan incorporates herein all of the provisions of the Chemung Financial Corporation Restricted Stock Plan, as amended and restated February 20, 2013, and amended effective December 17, 2014 (the “Restricted Stock Plan”), the Chemung Financial Corporation Incentive Compensation Plan, as amended and restated effective January 1, 2012 (the “Incentive Plan”), the Chemung Financial Corporation Directors’ Compensation Plan, as amended and restated effective January 1, 2012 (the “Directors’ Compensation Plan”), and the Chemung Financial Corporation/Chemung Canal Trust Company Directors’ Deferred Fee Plan, as amended and restated effective January 1, 2005 (the “Directors’ Deferred Fee Plan” and together with the Restricted Stock Plan, the Incentive Plan, the Directors’ Compensation Plan, the “Component Plans”). The Component Plans are generally intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

2.	DEFINITIONS

For purposes of the Omnibus Plan, the following terms shall have the following meanings, except that if such terms have a different meaning in the applicable Component Plan, the meaning in the Component Plan shall prevail:

“Affiliate” means, with respect to the Company, Chemung Canal Trust Company, and any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, of the Company within the meaning of Section 424(f) of the Code.

“Award” means a grant of Restricted Stock, Unrestricted Stock or cash pursuant to the applicable Component Plan.

“Bank” means Chemung Canal Trust Company.

“Board” means the Board of Directors of Chemung Financial Corporation.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

“Committee” means the Board, or a committee that the Board may designate from time to time to administer the Component Plans.

“Common Stock” means the common stock of the Company.

“Director” means a member of the Boards of the Company and of the Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

“Grant Agreement” means a written agreement, including any amendment or supplement thereto, between the Company and a participant or Grantee specifying the terms and conditions of an Award granted to such participant or Grantee.

“Grant Date” means as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award, or (iii) such other date as may be specified by the Board.

“Grantee” means a person who receives or holds an Award under a Component Plan.

“Grant Price” means the average of the closing prices of a share of Common Stock as quoted on the applicable securities quotation service, established securities market or established national or regional exchange for each of the prior thirty trading days ending on December 31st of the calendar year in which the Performance Period occurs.

“Restricted Stock” means shares of Common Stock granted to an eligible person pursuant to the Restricted Stock Plan.

“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

“Unrestricted Stock” means a grant of Common Stock that is free of any restrictions awarded pursuant to the provisions of the Incentive Compensation Plan.

3.	ADMINISTRATION OF THE COMPONENT PLANS
3.1.	Board

The Board shall have such powers and authorities related to the administration of the Component Plans, as are consistent with the Company’s certificate of incorporation and by-laws of the Company and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Component Plans, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Component Plans that the Board deems to be necessary or appropriate to the administration of the Component Plans, any Award, or any Award Agreement. All such actions and determinations shall be the by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of a Component Plan, any Award, or any Award Agreement, shall be final, binding and conclusive.

2

3.2.	Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Omnibus Plan and the Component Plans, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

Except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange or securities association on which the Common Stock is listed.

In the event that a Component Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under a Component Plan to a member of the Board.

3.3.	Terms of Awards

Subject to the other terms and conditions of the Component Plans, the Board, unless delegated to the Committee pursuant to Section 3.2, shall have full and final authority to:

(i)             designate Grantees;

(ii)            determine the type or types of Awards to be made to a Grantee;

(iii)           determine the number of shares of Common Stock to be subject to an Award;

(iv)           establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, transfer, or forfeiture of an Award or the shares of Common Stock subject thereto;

3

(v)            prescribe the form of each Award Agreement evidencing an Award; and

(vi)           amend, modify, or supplement the terms of any outstanding Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for cause as defined in the applicable Award Agreement or the Omnibus Plan or any Component Plan, as applicable.

3.4.	Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to a Component Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry

Notwithstanding any provision of any Component Plans to the contrary, the issuance of the Common Stock under said Plans may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Common Stock certificates.

4.	LIMITATION ON SHARES OF STOCK SUBJECT TO AWARDS
4.1.	Number of Shares Available for Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares that can be awarded pursuant to the Component Plans, in the aggregate, is forty-five thousand (45,000) per calendar year.

4

4.2.	Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies.

4.3.	Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Common Stock counted against the aggregate number of shares available under the applicable Component Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the applicable Component Plan.

5.	AMENDMENT AND TERMINATION OF A COMPONENT PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate a Component Plan as to any shares of Common Stock as to which Awards have not been made. An amendment shall be contingent on the approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or securities association listing requirements. In addition, an amendment will be contingent on approval of the Company’s shareholders if the amendment would: (i) materially increase the benefits accruing to participants under the a Component Plan; (ii) materially increase the aggregate number of shares of Common Stock that may be issued under any Component Plan; or (iii) materially modify the requirements as to the eligibility for participation in any Component Plan. No Awards shall be made after termination of a Component Plan.

6.	REQUIREMENTS OF LAW
6.1.	General

The Company shall not be required to issue any shares of Common Stock under any Award if the issuance of such shares would constitute a violation by the Grantee, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued to the Grantee unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.

5

6.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to an applicable Component Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Omnibus Plan and the Component Plans or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Omnibus Plan and the Component Plans. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Omnibus Plan and the Component Plans in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

7.	EFFECT OF CHANGES IN CAPITALIZATION
7.1.	Changes in Common Stock

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Internal Revenue Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in then number and class of shares of Common Stock which may be delivered under a Component Plan as may be determined to be appropriate and equitable by the Company Board, in its sole discretion, to prevent dilution or enlargement of rights. Adjustments under this Section 7.1 shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

7.2.	No Limitations on Company

The making of Awards pursuant to any Component Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

8.	GENERAL PROVISIONS
8.1.	Disclaimer of Rights

No provision in the Omnibus Plan or in any Component Plan, or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Omnibus Plan or the Component Plans to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under a Component Plan, shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to a Component Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. Neither the Omnibus Plan nor any Component Plan shall in any way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of said Plans.

6

8.2.	Nonexclusivity of the Plan

The adoption of the Omnibus Plan by the Board shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options.

8.3.	Captions

The use of captions in this Omnibus Plan is for the convenience of reference only and shall not affect the meaning of any provision of the Omnibus Plan.

8.4.	Other Provisions

Each Award granted under any Component Plan may contain such other terms and conditions not inconsistent with the Omnibus Plan as may be determined by the Board, in its sole discretion.

8.5.	Severability

If any provision of the Omnibus Plan shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

8.6.	Governing Law

The validity and construction of this Omnibus Plan and the Component Plans, and the instruments evidencing the Awards under each said Plan shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Omnibus Plan and the Component Plans, and the instruments evidencing the Awards granted under each said Plan to the substantive laws of any other jurisdiction.

To record adoption of the Omnibus Plan as of January 1, 2014, the Company has caused its authorized officer to execute this document.

7

CHEMUNG FINANCIAL CORPORATION

By:
Title:

8